 Exhibit 99.1

Netcapital Inc. Announces Pricing of Public Offering and Nasdaq Listing

Boston, Massachusetts, July 12, 2022 — Netcapital Inc. (Nasdaq: NCPL, NCPLW), a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors, today announced the pricing of an underwritten public offering of 1,205,000 shares of the Company’s common stock and accompanying warrants to purchase up to 1,205,000 shares of the Company’s common stock. Each share and accompanying warrant is being sold to the public at a price of $4.15. The gross proceeds to the Company from the offering are expected to be approximately $5.0 million before deducting underwriting discounts, commissions and other offering expenses. The warrants will have a per share exercise price of $5.19, be exercisable immediately, and expire five years from the date of issuance. The shares of common stock and warrants can only be purchased together in the offering, but will be issued separately. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 180,750 shares of common stock and/or 180,750 additional warrants to purchase common stock solely to cover over-allotments, if any, at the public offering price, less the underwriting discount.

The Company intends to use the net proceeds of the offering for research and development activities (including development of a mobile app), sales and marketing, general working capital purposes, potential acquisitions of other companies, products or technologies, and to repay certain indebtedness.

The shares of common stock and warrants have been approved for listing on the Nasdaq Capital Market under the symbols “NCPL” and “NCPLW” respectively, and are expected to begin trading on the exchange at the open of trading on July 13, 2022.

The offering is expected to close on July 15, 2022, subject to satisfaction of customary closing conditions.

ThinkEquity is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-262688) relating to the shares of common stock and warrants was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 12, 2022. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673, or by email at prospectus@think-equity.com. The final prospectus will also be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give all investors the opportunity to access investments in private companies. Our model is disruptive to traditional private equity investing and is based on Title III, Reg CF of the JOBS Act. We generate fees from listing private companies on our portals. Our consulting group, Netcapital Advisors, provides marketing and strategic advice in exchange for equity positions. The Netcapital funding portal is registered with the SEC, is a member of the Financial Industry Regulatory Authority, or FINRA, a registered national securities association, and provides investors with opportunities to invest in private companies.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Netcapital Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the registration statement related to the public offering filed with the SEC and will also be included in the final prospectus when available. Forward-looking statements contained in this announcement are made as of this date, and Netcapital Inc. undertakes no duty to update such information except as required under applicable law.